10F-3 Report
CGCM High Yield Investments
	9/1/2007		through		2/29/2008

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)
1199	American Tower Corporation (Western)	9/25/2007	Morgan Stanley	250,000.00	100.25	0.100%	0.100%
1208	Allison Transmission, Inc. (Western)	10/11/2007	Lehman Brothers	40,000.00	100.00	0.007%	0.007%
1219	Allison Transmission, Inc. (Western)	10/12/2007	Lehman Brothers	140,000.00	100.00	0.025%	0.025%
1220	First Data Corporation (Western)	10/16/2007	Credit Suisse First Boston	270,000.00	94.796	0.007%	0.007%
1222	Bausch & Lomb due 2015 (Western)	10/16/2007	Banc of America	35,000.00	99.75	0.009%	0.009%
1225	Energy Futures Holding Corp (Western)	10/24/2007	Morgan Stanley	260,000.00	100.00	0.013%	0.013%
1239	Energy Futures Holding Corp (Western)	10/24/2007	Morgan Stanley	1,420,000.00	97.815	0.071%	0.071%
1253	Alltel Communications, Inc. (Western)	11/16/2007	Goldman Sachs	160,000.00	91.50	0.016%	0.016%
1262	Texas Competitive Electric Holdings Co. (Western)	11/29/2007	Goldman Sachs	530,000.00	93.25	0.030%	0.030%
1263	Freddie Mac (Western)	11/29/2007	Lehman Brothers	8,000.00	25.00	0.000%	0.000%
1266	Fannie Mae (Western)	12/6/2007	Lehman Brothers	125,000.00	25.00	0.006%	0.006%
1267	Washington Mutual (Western)	12/12/2007	Lehman Brothers	120.00	1,000.00	0.000%	0.000%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount	Total Received All Funds
1199	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	250,000,000.00	250,000.00
1208	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	550,000,000.00	40,000.00
1219	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	550,000,000.00	140,000.00
1220	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	3,750,000,000.00	270,000.00
1222	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	400,000,000.00	35,000.00
1225	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	2,000,000,000.00	260,000.00
1239	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	2,000,000,000.00	1,420,000.00
1253	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	1,000,000,000.00	160,000.00
1262	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	1,750,000,000.00	530,000.00
1263	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	6,000,000,000.00	8,000.00
1266	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	2,000,000,000.00	125,000.00
1267	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	2,500,000,000.00	120.00